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                                                                   Exhibit 10(a)

                              THE GILLETTE COMPANY
                       1971 STOCK OPTION PLAN, AS AMENDED


     1. PURPOSE. The purpose of the 1971 Stock Option Plan (hereinafter referred to as the "Plan") is to provide a special incentive to selected key salaried employees of The Gillette Company (hereinafter referred to as the "Company") and of its subsidiaries and to the non-employee members of the Board of Directors of the Company to promote the Company's business. The Plan is designed to accomplish this purpose by offering such employees and non-employee directors a favorable opportunity to purchase shares of the common stock of the Company so that they will share in the success of the Company's business. For purposes of the Plan a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent or more of the total combined voting power of all classes of stock or over which the Company has effective operating control.

     2. ADMINISTRATION. The Plan shall be administered by the Personnel Committee heretofore established by the Board of Directors of the Company, no member of which shall be an employee of the Company or of any subsidiary. The Committee shall have authority, not inconsistently with the Plan, (a) to determine which of the key salaried employees of the Company and its subsidiaries shall be granted options; (b) to determine whether the options granted to any employees shall be incentive stock options within the meaning of the Internal Revenue Code or non-qualified stock options or both; provided, however, that with respect to options granted after December 31, 1986, in no event shall the fair market value of the stock (determined at the time of grant of the options) subject to incentive stock options within the meaning of the Internal Revenue Code which first became exercisable by any employee in any calendar year exceed $100,000 (and, to the extent such fair market value exceeds $100,000, the later granted options shall be treated as non-qualified stock options); (c) to determine the time or times when options shall be granted to employees and the number of shares of common stock to be subject to each such option provided, however, subject to adjustment as provided in Section 9 of the Plan, in no event shall any employee be granted options covering more than 800,000 shares of common stock in any calendar year; (d) with respect to options granted to employees, to determine the option price of the shares subject to each option and the method of payment of such price; (e) with respect to options granted to employees, to determine the time or times when each option becomes exercisable and the duration of the exercise period; (f) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time; (g) to make all determinations as to the terms of any sales of common stock of the Company to employees under Section 8; (h) to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings; and (i) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

     3. PARTICIPANTS. The participants in the Plan shall be such key salaried employees of the Company or of any of its subsidiaries, whether or not also officers or directors, as may be selected from time to time by the Committee in its discretion, subject to the provisions of Section 8. In addition, each non-employee director shall be a participant in the Plan. In any grant of options after the initial grant, or

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any sale made under Section 8 after the initial sale, employees who were previously granted options or sold shares under the Plan may be included or excluded.

     4. LIMITATIONS. No option shall be granted under the Plan and no sale shall be made under Section 8 after April 18, 2002, but options theretofore granted may extend beyond that date. Subject to adjustment as provided in
Section 9 of the Plan, the number of shares of common stock of the Company, which may be delivered under the Plan, shall not exceed 158,800,000 in the aggregate. To the extent that any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any shares subject thereto, such shares shall thereafter be available for further grants under the Plan, within the limit specified above.

     5. STOCK TO BE DELIVERED. Stock to be delivered under the Plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Company, as shall be determined by the Board of Directors. The Board of Directors and the proper officers of the Company shall take any appropriate action required for such delivery.

     6. TERMS AND CONDITIONS OF OPTIONS GRANTED TO EMPLOYEES. All options granted to either non-employee directors or employees shall be subject to
Section 6 Paragraph (c) Subparagraphs (4) and (5). All options granted to employees under the Plan shall be subject to all the following additional terms and conditions (except as provided in Sections 7 and 8 below) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purposes of the Plan:

               (a) OPTION PRICE. The option price under each option shall be determined by the Committee and shall be not less than l00 percent of the fair market value per share at the time the option is granted. If the Committee so directs, an option may provide that if an employee Participant who was an employee participant at the time of the grant of the option and who is not an officer or director of the Company at the time of any exercise of the option, he shall not be required to make payment in cash or equivalent at that time for the shares acquired on such exercise, but may at his election pay the purchase price for such shares by making a payment in cash or equivalent of not less than five percent of such price and entering into an agreement, in a form prescribed by the Committee, providing for payment of the balance of such price, with interest at a specified rate, but not less than four percent, over a period not to exceed five years and containing such other provisions as the Committee in its discretion determines. In addition, if the Committee so directs, an option may provide for a guarantee by the Company of repayment of amounts borrowed by the Participant in order to exercise the option, provided he is not an officer or director of the Company at the time of such borrowing, or may provide that the Company may make a loan, guarantee, or otherwise provide assistance as the Committee deems appropriate to enable the Participant to exercise the option, provided that no such loan, guarantee, or other assistance shall be made without approval of the Board of Directors as required by law.

               (b) PERIOD OF OPTIONS. The period of an option shall not exceed ten years from the date of grant.


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               (c)  EXERCISE OF OPTION.

                    (1) Each option held by a participant other than a
               non-employee director should be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the option is granted. In the case of an option held by a participant other than a non-employee director which is not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

                    (2) Options intended to be incentive stock options, as
               defined in the Internal Revenue Code, shall contain and be subject to such provisions relating to the exercise and other matters as are required of incentive stock options under the applicable provisions of the Internal Revenue Code and Treasury Regulations, as from time to time in effect, and the Secretary of the Committee shall inform optionees of such provisions.

                    (3) Each incentive stock option within the meaning of the
               Internal Revenue Code granted on or before December 31, 1986 shall contain and be subject to the following provision:

                    This option shall not be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code of l954, as amended) any incentive stock option (as that term is defined in said Code) which was granted to the Participant before the granting of this option to purchase stock in his employer corporation (whether The Gillette Company or a parent or subsidiary corporation thereof), or in a corporation which at the time of the granting of this option is a parent or subsidiary corporation of the employer corporation, or in a predecessor corporation of any such corporation.

                    Each incentive stock option within the meaning of the
               Internal Revenue Code granted after December 31, 1986 shall not be subject to the above provision.

                    (4) Payment for Delivery of Shares. Upon exercise of any
               option, payment in full in the form of cash or a certified bank, or cashier's check or, with the approval of the Secretary of the Committee, in whole or part Common Stock of the Company at fair market value, which for this purpose shall be the closing price on the business day preceding the date of exercise, shall be made at the time of such exercise for all shares then being purchased thereunder, except in the case of an exercise to which the provisions of the second sentence of subsection (a) above are applicable.

                    The purchase price payable by any person, other than a
               non-employee director, who is not a citizen or resident of the United States of America and who is an employee of a foreign subsidiary at the time payment is due shall, if the Committee so directs, be paid to such subsidiary in the currency of the country in which such subsidiary is located, computed at such exchange rate as the Committee may direct. The amount of each such payment may, in the discretion of the Committee, be accounted for on the books of such


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               subsidiary as a contribution to its capital by the Company. The
               Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 and may require that the Participant agree that any sale of the shares will be made only on the New York Stock Exchange or in such other manner as is permitted by the Committee and that he will notify the Company when he makes any disposition of the shares whether by sale, gift, or otherwise. The Company shall use its best efforts to effect any such compliance and listing, and the Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a shareholder only as to shares actually acquired by him under the Plan.

                    (5) Notwithstanding any other provision of this Plan, if
               within one year of a Change in Control, as hereinafter defined, the employment of an employee Participant is terminated for any reason other than willful misconduct or the service as a director of a non-employee director is terminated, all his outstanding options which are not yet exercisable shall become immediately exercisable and all the rights and benefits relating to such options including, but not limited to, periods during which such options may be exercised shall become fixed and not subject to change or revocation by the Company; provided, that in the case of any incentive stock option (the "second option") which is not exercisable by reason of a previously granted incentive stock option which is still "outstanding" within the meaning of section 422A(c)(7) of the Internal Revenue Code (as in effect before the amendments made by the Tax Reform Act of 1986), the second option shall not be exercisable until the earlier outstanding option is exercised in full or expires by reason of the lapse of time. For purposes of the foregoing, a Change in Control shall mean the happening of any of the following events:

                         (A) Any person within the meaning of Sections 13(d) and
                    14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Company or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 20% or more of the combined voting securities of the Company;

                         (B) A tender offer or exchange offer, other than an
                    offer by the Company, pursuant to which shares of the Company's common stock have been purchased;

                         (C) The stockholders or directors of the Company have
                    approved an agreement to merge or consolidate with or into another corporation and the Company is not the surviving corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation); or


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                         (D) During any period of two consecutive years,
                    individuals who at the beginning of such period constituted the board of directors cease for any reason to constitute at least a majority thereof. For this purpose, new directors who were elected, or nominated (or approved for nomination in the case of nomination by a Committee of the Board) for election by shareholders of the Company, by at least two thirds of the directors then still in office who were, or are deemed to have been directors at the beginning of the period, shall be deemed to have been directors at the beginning of the period.

               (d) NONTRANSFERABILITY OF OPTIONS. No option may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime the option may be exercised only by him.

               (e) NONTRANSFERABILITY OF SHARES. If the Committee so determines, an option granted to an employee may provide that, without prior consent of the Committee, shares acquired by exercise of the option shall not be transferred, sold, pledged or otherwise disposed of within a period not to exceed one year from the date the shares are transferred to the Participant upon his exercise of the option or prior to the satisfaction of all indebtedness with respect thereto, if later.

               (f) TERMINATION OF EMPLOYMENT. If the employment of an employee Participant terminates for any reason other than his death, he may, unless discharged for cause which in the opinion of the Committee casts such discredit on him as to justify termination of his option, thereafter exercise his option as provided below:

                    (i) If such termination of employment is voluntary on the
               part of the employee Participant, he may exercise his option only within 30 days after the date of termination of his employment (unless a longer period not in excess of three months is allowed by the Committee).

                    (ii) If such termination of employment is involuntary on the part of the employee Participant, he may exercise his option only within three months after the date of termination of his employment.

                    (iii) If such termination of employment is on account of the employee Participant's total and permanent disability, he may exercise his option only within one year after the date of termination of his employment.

                    (iv) Notwithstanding the above, if an employee Participant
               (a) upon termination of the employment with the Company begins receiving early or normal retirement benefits under The Gillette Company Retirement Plan, (b) upon termination of employment with a subsidiary begins receiving retirement benefits under a retirement plan maintained by or to which the subsidiary contributes, or (c) leaves the employment of a subsidiary which does not maintain or contribute to a retirement plan for the benefit of the Participant at a time when the Participant would have been eligible to begin receiving early or normal retirement


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               benefits under The Gillette Company Retirement Plan had the individual been a participant of that Plan, he may exercise (I) any option granted prior to January 1, 1994, other than an option designated as an incentive stock option hereunder, within a period not to exceed two years after his retirement date, (II) any option granted after December 31, 1993 and prior to April 17,1997, other than an option designated an incentive stock option hereunder, within a period not to exceed three years after his retirement date, (III) any option granted prior to April 17, 1997 and designated an incentive stock option hereunder within a period not to exceed three months after his retirement date, and
               (IV) any option granted after April 16, 1997 within a period not to exceed five years after his retirement date, provided that such option shall cease to qualify as an incentive stock option under the Internal Revenue Code if not exercised within three months after his retirement date.

               The Committee may, in its sole discretion, terminate any such option at or any time after the date when that option otherwise would have terminated as a result of the termination of the Participant's employment, if it deems such action to be in the best interests of the Company. In no event, however, may any Participant exercise any option
          (i) which was not exercisable on the date he ceased to be an employee, except in the case of options granted at least one year prior to a Participant's cessation of employment on account of retirement or total and permanent disability, or (ii) after the expiration of the option period. For the purposes of this Paragraph (f), a Participant's employment shall not be considered terminated in the case of a sick leave or other bona fide leave of absence approved by the Company or a subsidiary in conformance with the applicable provisions of the Internal Revenue Code or Treasury Regulations, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company.

               (g) DEATH. If a Participant dies while holding an option which had been granted at least one year prior to the date of death, then at any time or times within one year after his death (or with respect to employee Participants such further period as the Committee may allow) such option may be exercised, as to all or any of the shares covered by such option, by his executor or administrator of the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised the option shall expire after the expiration of such period. In no event, however, may any option be exercised after the expiration of the option period.

     7. REPLACEMENT OPTIONS. The Company may grant options under the Plan on terms differing from those provided for in Section 6 where such options are granted in substitution for options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger or consolidation of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

     Notwithstanding anything contained in this Plan, the Committee shall have authority, with respect to any options granted or to be granted to employees or outstanding installment Purchase Agreements of participants other than non-employee directors under this Plan, to extend the time for payment of any and all installments, to modify the amount of any installment, to amend outstanding


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option certificates to provide for installment payments or to take any other action which it may, in its discretion, deem necessary, provided that: (1) interest on the unpaid balance under any outstanding Purchase Agreement at the rate of at least four percent (4%) per annum shall continue to be due and payable quarterly during the period of any deferral of payment; (2) all such installment Purchase Agreements and unexercised options, shall at all times be in accordance with the applicable provisions of Regulation G of the Board of Governors of the Federal Reserve System, as from time to time amended, and with all other applicable legal requirements; (3) no such action by the Committee shall jeopardize the status of stock options as incentive stock options under the Internal Revenue Code.

     8. FOREIGN EMPLOYEES. The Company may grant options under the Plan on terms differing from those provided for in Section 6 where such options are granted to employee Participants who are not citizens or residents of the United States of America if the Committee determines that such different terms are appropriate in view of the circumstances of such Participants, provided, however, that such options shall not be inconsistent with the provisions of
Section 6(a) or Section 6(b).

     In addition, if the Committee determines that options are inappropriate for any key salaried employees who are not citizens or residents of the United States of America, whether because of the tax laws of the foreign countries in which such employees are residents or for other reasons, the Board of Directors may authorize special arrangements for the sale of shares of common stock of the Company to such employees, whether by the Company, or a subsidiary, or other person. Such arrangements may, if approved by the Board of Directors, include the establishment of a trust by the foreign subsidiary, which is the employer of the key salaried employees, designated by such subsidiary, to whom the shares are to be sold. Such arrangements shall provide for a purchase price of not less than the fair market value of the stock at the date of sale and a maximum annual grant per participant of options to purchase 800,000 shares of common stock and may provide that the purchase price be paid over a period of not more than ten years, with or without interest, and that such employees have the right, with or without payment of a specified premium, to require the seller of the shares to repurchase such shares at the same price, subject to specified conditions. Such arrangements may also include provisions deemed appropriate as to acceleration or prepayment of the balance of the purchase price, restrictions on the transfer of the shares by the employee, representations or agreements by the employee about his investment purposes and other miscellaneous matters.

     9. CHANGES IN STOCK. In the event of a stock dividend, split-up or combinations of shares, recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be issued or sold under the Plan, the maximum annual grant for each participant, the automatic annual grant for each non-employee director, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. In the event of a consolidation or a merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of complete liquidation of the Company, all outstanding options shall thereupon terminate, provided that (i) at least twenty days prior to the effective date of any such consolidation or merger, the Board of Directors shall with respect to employee participants either (a)


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make all outstanding options immediately exercisable, or (b) arrange to have the surviving corporation grant replacement options to the employee Participants and
(ii) in the case of option grants to non-employee directors, all outstanding options not otherwise exercisable shall become exercisable on the twentieth day prior to the effective date of the merger.

     10. EMPLOYMENT RIGHTS. The adoption of the Plan does not confer upon any employee of the Company or a subsidiary any right to continued employment with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

     11. THE COMMITTEE MAY AT ANY TIME DISCONTINUE GRANTING OPTIONS UNDER THE PLAN. The Board of Directors of the Company or the Personnel Committee of the Board of Directors if and to the extent authorized, may at any time or times amend the Plan or amend any outstanding option or options or arrangements established under Section 8 for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent required or permitted under Section 9 and, with respect to clauses (b) and (f) below, except to the extent required or permitted under Section 7) no such amendment shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan or the maximum annual grant per participant other than as permitted under Section 9, (b) reduce the minimum option price of options thereafter to be granted below the price provided for in
Section 6(a), except that the Plan may be amended to provide that the minimum option price of non-qualified stock options thereafter to be granted to employees may be not less than 95% of the fair market value at the date of grant if the Board determines that such amendment is necessary for tax reasons to carry out the objectives of the Plan, (c) reduce the price at which shares of common stock of the Company may be sold under Section 8 below the price provided for in Section 8, (d) reduce the option price of outstanding options, (e) extend the time within which options may be granted, (f) extend the period of an outstanding option beyond ten years from the date of grant, (g) amend the provisions of Section 12 with respect to the terms and conditions of options to non-employee directors and further provided no such amendment shall adversely affect the rights of any Participant (without his consent) under any option theretofore granted or other contractual arrangements theretofore entered into or after a Change in Control deprive any Participant of any right or benefit which became operative in the event of a Change in Control. Notwithstanding the above, in no event may the provisions of Section 12 be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     12. TERMS AND CONDITIONS OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS. Effective at the close of business on the second business day after the 1992 Annual Meeting of Shareholders of the Company and on the second business day after each Annual Meeting thereafter, each non-employee director shall be automatically granted a non-incentive stock option to purchase 4,000 shares of the common stock of the Company upon the following terms and conditions:

          (a) OPTION PRICE. The option price under each option shall be the fair market value on the date of grant, which for this purpose is defined as the average between the high and the low price of the common stock on the NYSE Composite Transaction listing.


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          (b)  OPTION PERIOD. The period of an option shall be ten years from the date of grant.

          (c) OPTION EXERCISE. Each option shall become exercisable on the earlier of the first Annual Meeting following the date of grant or the first anniversary of the date of grant except as otherwise provided under
     Section 6 Paragraph c Subparagraph 5 of this Plan. Any option, otherwise exercisable, may be exercised during the period a non-employee director remains a member of the Board of Directors and for a period of three months following the date a non-employee director ceases to be a director except in the case where the non-employee director is or will be eligible to receive benefits under the Company's Retirement Plan for Directors when membership on the Board of Directors ends and where the non-employee director continues to be so eligible as of the date of exercise, that non-employee director's options shall be exercisable for a period of two years with respect to options granted before 1994 and three years for options granted after 1993 from the date membership on the Board of Directors ceases.

          If a non-employee director dies at the time when the non-employee director is entitled to exercise an option, then at any time or times within one year after that non-employee director's death that non-employee director's option may be exercised in accordance with the provisions of
     Section 6 Paragraph (g) of the Plan. In no event shall any option be exercised after the expiration of the option period.

          (d) PAYMENT FOR DELIVERY OF SHARES. Payment for the shares shall be made in accordance with the provisions of Section 6 Paragraph c Subparagraph 4 of this Plan.

          (e) NONTRANSFERABILITY OF OPTIONS. No option may be transferred by a non-employee director otherwise than by will or by the laws of descent and distribution, and during the non-employee director's lifetime the option may be exercised only by the non-employee director.


March 18, 1999


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